UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 3, 2019
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APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)
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MARYLAND	1-13232	84-1259577
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO 80237
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(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE
 (Former name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

ITEM 2.02.    Results of Operations and Financial Condition.
The earnings release of Apartment Investment and Management Company (“Aimco”), dated February 4, 2019, attached hereto as Exhibit 99.1 is furnished herewith. Aimco will hold its fourth quarter 2018 earnings conference call on February 5, 2019, at 1:00 p.m. Eastern time. You may join the conference call through an internet webcast accessed through Aimco’s website at investors.aimco.com. Alternatively, you may join the conference call by telephone by dialing 888-317-6003, or 412-317-6061 for international callers, and using passcode 3725757. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.
If you are unable to join the live conference call, you may access the replay until May 6, 2019, by dialing 877-344-7529, or 412-317-0088 for international callers, and using passcode 10127088, or you may access the audiocast replay on Aimco’s website at investors.aimco.com. Please note that the full text of the earnings release and supplemental schedules are available through Aimco’s website at investors.aimco.com. The information contained on Aimco’s website is not incorporated by reference herein.
ITEM 8.01.    Other Events.
On February 3, 2019, the Board of Directors of Aimco declared a special dividend payable to holders of Aimco's common stock that consists of $67.1 million in cash and 4.5 million shares of common stock. The special dividend will be payable on March 22, 2019, to stockholders of record as of February 22, 2019. Stockholders will have the option to elect to receive payment of the special dividend in cash or shares, subject to customary proration. Based on the closing price of $49.07 per share of Aimco common stock on February 1, 2019, the aggregate value of the special dividend is estimated to be approximately $287.9 million, or $1.93 per share. The actual value will vary depending on the price of Aimco common stock on the dividend valuation dates (March 11 and 12, 2019). Cash will be paid in lieu of fractional shares. Election materials will be sent to stockholders of record promptly after February 22, 2019. Stockholders who fail to return a properly completed election form before 5:00 p.m., Eastern Time, on March 8, 2019, will be deemed to have made an election to receive the special dividend in cash.
On February 3, 2019, the Board of Directors of Aimco also authorized a reverse stock split, effective on February 20, 2019. The split ratio for the reverse stock split will be determined at a later date, but is intended to neutralize the dilutive impact of the stock issued in the special dividend. Total shares of Aimco common stock outstanding following completion of both the special dividend and the reverse stock split are expected to be unchanged from the total shares outstanding immediately prior to the dividend. Some stockholders may have more Aimco shares and some may have fewer based on their individual elections.
ITEM 9.01.     Financial Statements and Exhibits.
The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Fourth Quarter 2018 Earnings Release dated February 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 4, 2019

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Paul Beldin
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Paul Beldin
Executive Vice President and Chief Financial Officer